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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 7, 1999

                                 OFFICELAND INC.
             (Exact name of registrant as specified in its charter)

                                 Ontario, Canada
                 (State or other jurisdiction of incorporation)

                                    86732971
                       (Canadian Federal Tax Account No.)

                          312 Dolomite Drive, Suite 212
                           Downsview, Ontario M3J 2N2
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (416) 736-4000

Item 2.  Acquisitions of Assets

         Acquisition of Eastern Equipment Brokers, Inc.

         Pursuant to a Stock Purchase Agreement made effective January 1, 1999, Officeland Inc. ("Officeland") acquired from John O'Connor all of the capital stock of Eastern Equipment Brokers, Inc., a closely-held Connecticut corporation("EEB"), for the aggregate consideration of U.S. $1,400,000 in cash and 675,000 shares of Officeland common shares, plus an additional earn-out amount payable in common shares subject to EEB's future earnings. EEB is in the business of purchasing and reselling used photocopiers, re-manufacturing used Xerox and Canon copiers for resale, and selling copier supplies.

         Acquisition of Digital Document Solutions, Inc.

         Pursuant to an Asset Purchase Agreement made effective January 1, 1999, Officeland Inc. ("Officeland") acquired all of the assets of Digital Document Solutions, Inc., a closely-held Connecticut corporation ("DDS"), for the aggregate consideration of U.S. $600,000 in cash. DDS is in the business of selling copier supplies, as well as, renting, leasing, selling and servicing re-manufactured Xerox and Canon copiers to end users.

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Item 7(c). Exhibits

Exhibit Numbers   Description of Exhibits
---------------   -----------------------
         2        Stock Purchase Agreement By and Between Officeland Inc. and
                  John O'Connor, made effective as of January 1, 1999. (1)

         2.1 Asset Purchase Agreement By and Among Officeland Inc., Digital Document Solutions, Inc. and John O'Connor, made effective as of January 1, 1999. (1)

         20 Press release of Officeland Inc. dated March 29, 1999 announcing the acquisitions of all of the capital stock of Eastern Equipment Brokers, Inc. and all of the assets of Digital Document Solutions, Inc. (1)

          Notes

         (1) Filed herewith.

         Additional exhibits and financial information will be filed by amendment.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          OFFICELAND INC.
                                          (Registrant)

Dated: April 7, 1999                      By: /s/ Marvyn Budd
                                              ----------------------------------
                                              Marvyn A. Budd
                                              Chief Executive Officer, President



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